UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2016

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21617 (Commission File Number)	23-2577138 (I.R.S. Employer Identification No.)

621 N. Shady Retreat Road Doylestown, PA	18901
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 16, 2016, ProPhase Labs, Inc. (the “Company”) issued a press release announcing that the arbitration case that has been ongoing since October, 2014 with Phosphagenics, Inc. and Phosphagenics, LTD (collectively, “Phosphagenics”) in connection with the Phusion Laboratories, LLC (“Phusion”) joint venture has been resolved and is now concluded.

The arbitrator rejected all of the counterclaims asserted by Phosphagenics that the Company pay damages to Phosphagenics. The arbitrator also awarded to the Company recovery of approximately $350,000 (net of the payment of certain wind down expenses) that had been invested in the Phusion joint venture entity; terminated the intellectual property license that had been granted to Phusion from Phosphagenics; and directed the wind down and termination of Phusion Laboratories LLC, the joint venture entity.

A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 8.01 and Exhibits 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1	Press Release dated November 16, 2016

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Robert V. Cuddihy, Jr.
Robert V. Cuddihy, Jr.
Chief Operating Officer and
Chief Financial Officer

Date: November 17, 2016

INDEX TO EXHIBITS

Number	Description

99.1	Press Release issued November 16, 2016